UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2015

_____________________

 VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2015, Verso Corporation issued a press release announcing that Allen J. Campbell will become its Senior Vice President and Chief Financial Officer effective upon the commencement of his employment with Verso on September 21, 2015.
Mr. Campbell, age 57, comes to Verso from Cooper-Standard Holdings Inc. (NYSE), the parent company of Cooper-Standard Automotive Inc., a leading global supplier of systems and components for the automotive industry. At Cooper Standard, Mr. Campbell has been the Executive Vice President and Chief Infrastructure Officer since March 2015, and he previously served as the Executive Vice President and Chief Financial Officer from 2005 to March 2015 and in other financial and corporate leadership roles of increasing responsibility from 1998 to 2004. Mr. Campbell previously worked at The Dow Chemical Company from 1980 to 1998 in various financial and accounting positions.
Verso and Mr. Campbell have entered into an employment offer letter agreement dated September 8, 2015. The agreement provides for Mr. Campbell to receive the following material components of employment compensation:

•	an initial annual base salary of $425,000;

•	a special bonus of $300,000 to be paid in eight equal, quarterly installments starting on December 31, 2015;

•
starting in 2016, an opportunity to receive a cash incentive award, in an amount equal to 80% of his annual base salary at the target level of achievement, under the Verso Incentive Plan (“VIP”), an annual, performance-based incentive plan; and, in lieu of participating in the VIP for 2015, a bonus of $340,000 to be paid on February 29, 2016;

•
long-term equity incentive awards to be granted from time to time by Verso, in its sole discretion, under the Amended and Restated 2008 Incentive Award Plan, including awards to be granted on September 21, 2015, consisting of 40,000 restricted shares of Verso common stock and a nonqualified stock option to purchase 125,000 shares of Verso common stock;

•
certain payments and benefits in the event that his employment with Verso is terminated as set forth in Verso’s standard form of confidentiality and noncompetition agreement with its executive officers; and

•
such employee benefits as are provided for under Verso’s other employee benefit plans, programs, policies and arrangements for which all or substantially all salaried employees or executive officers of Verso are eligible.

Mr. Campbell’s employment with Verso is considered “at-will” and, as such, there is no specific period of guaranteed employment and either Verso or Mr. Campbell can terminate the employment relationship at any time.
For additional information concerning the foregoing developments, copies of Mr. Campbell’s employment offer letter agreement and Verso’s press release are included as Exhibits 10.1 and 99.1, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Employment offer letter agreement dated September 8, 2015, between Verso Corporation and Allen J. Campbell.

99.1	Press release issued by Verso Corporation on September 8, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2015

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment offer letter agreement dated September 8, 2015, between Verso Corporation and Allen J. Campbell.

99.1	Press release issued by Verso Corporation on September 8, 2015.